Exhibit 99.1(b)2

CONSOLIDATED STATEMENTS OF INCOME
NDCHealth Corporation and Subsidiaries

(In thousands, except per share data)

	Six Months Ended
	November 29, 2002	November 30, 2001
Revenues:
Information management	$73,674	$71,283
Network services and systems	131,694	94,073
Divested businesses	—	4,253

	205,368	169,609

Operating expenses:
Cost of service	103,751	82,946
Sales, general and administrative	42,214	38,248
Depreciation and amortization	15,110	12,478

	161,075	133,672

Operating income	44,293	35,937

Other income (expense):
Interest and other income	745	695
Interest and other expense	(6,916)	(4,645)
Minority interest in losses	1,031	1,073
Early extinguishment of debt charges	(921)	—

	(6,061)	(2,877)

Income before income taxes and equity in losses of affiliated companies:
Information management	11,605	10,659
Network services and systems	27,548	22,784
Other	(921)	(383)

	38,232	33,060

Provision for income taxes	13,765	11,902

Income before equity in losses of affiliated companies	24,467	21,158
Equity in losses of affiliated companies, net of income taxes	(625)	(1,406)

Net income	$23,842	$19,752

Basic earnings per share:	$0.69	$0.58

Shares	34,529	33,946
Diluted earnings per share:	$0.68	$0.56

Shares	39,039	39,691